EXHIBIT 99.1

Global Crossing Announces Sale of Trader Voice Business to WestCom

•	Sale expected to close in the second quarter.

•	Global Crossing to provide wholesale and transitional services to WestCom.

•	Sale marks another milestone in Global Crossing’s plan to focus on multinational enterprise customers.

Florham Park, NJ — March 25, 2005 — Global Crossing (NASDAQ: GLBC) announced today that it has entered into an agreement to sell its Trader Voice business to WestCom Corporation. In addition to the sale, Global Crossing announced a wholesale services agreement to provide bandwidth and co-location services to WestCom. Under the sale agreement, Global Crossing will receive $25 million in gross cash proceeds for the Trader Voice business, including a three-year, $0.7 million prepayment for certain services under the wholesale services agreement.

Global Crossing expects approximately $22 million in net cash proceeds from the transaction, after giving effect to the payment of certain fees and the deduction of certain retained liabilities.

The transaction is expected to close in the second quarter, subject to remaining regulatory approvals. The application for regulatory approval filed with New York State Public Service Commission was granted, and such approval will become effective by operation of law on April 30, 2005. The Federal Communications Commission approved the sale on March 22, 2005.

“Global Crossing’s strategy is to provide multinational enterprise and carrier customers, including those in the financial markets industry, with global IP products and services. The sale of our Trader Voice business, a specialty service used by trading floors, enables us to intensify our focus on our core business and to transition these important customers and their services to WestCom, the industry leader in trader voice services to the financial industry,” said John Legere, chief executive officer of Global Crossing. “We’re happy to proceed with this sale with WestCom, and through our wholesale agreement, to support them in providing their customers with the quality service and reliability of our global data network.”

The Trader Voice business being acquired by WestCom, which includes all the assets and hardware, provides high-quality, high-speed voice solutions to thousands of traders in the world’s largest financial services firms. The Trader Voice product offering includes services such as Manual Ringdown, Automatic Ringdown and Hoot ‘n Holler circuits.

“The acquisition of Global Crossing’s Trader Voice business further secures our position as the largest provider of trader voice services in the world,” said Michael Hirtenstein, chief executive officer and founder of WestCom. “With this acquisition, we are adding over 500 on-net customer sites to our network. This is great news for our new and existing customers, all of whom will benefit from our rapid provisioning services, which allow us to turn up new trading connections in a matter of hours over our privately managed network.”

Hirtenstein continued: “This transaction further demonstrates our commitment to supporting this specialty product for our customers as we continue to explore exciting opportunities to provide additional services and take advantage of a wider range of technologies.”

WestCom is owned by One Equity Partners, a private equity unit of J.P. Morgan Chase & Co.

Global Crossing is intensifying its focus to capitalize on the growing trend of major corporations to adopt IP-based, top-performing networking solutions as part of their corporate infrastructures. Global Crossing’s sales of its Trader Voice business Small Business Group units complete two major milestones in this effort.

ABOUT WESTCOM
WestCom Corporation is an international telecommunications company that provides specialty trader voice and data products to the financial industry. Our global private network enables members to turn up new trader voice lines within 24 hours to participating financial institutions. WestCom’s Global Trader Voice Exchange is the largest of its kind in the world, reaching 20 countries and every major financial center. WestCom offers a variety of solutions including trader voice ring down service, multiple-point Hoot ‘n Holler networks and point-to-point data services. WestCom is focused exclusively on the financial community, with expertise in supporting the critical trading activities for many of the largest firms in the world. Headquartered in New York City, WestCom with network operations centers in New York and London, and business offices in Paris, Frankfurt, Chicago, San Francisco, Houston and South Carolina.

For more information, please visit www.westcom.com.

ABOUT GLOBAL CROSSING
Global Crossing (NASDAQ: GLBC) provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities and 30 countries worldwide, and delivers services to more than 500 major cities, 50 countries and 6 continents around the globe. The company’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.

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Statements made in this press release that state the company’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “seek,” or similar expressions. Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements, including the conditioning of the company’s continued listing on the NASDAQ National Market on its timely filing with the SEC of all periodic reports for all reporting periods ending on or prior to September 30, 2005; the company’s history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; legal and contractual restrictions on the payment of dividends and the inter-company transfer of funds by the company’s subsidiaries, including restrictions under the senior secured notes indenture applicable to the company’s primary operating subsidiary in the UK; the likelihood that the prices the company charges for its services will continue to decrease; the company’s ability to continue to connect its network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms; the success of the company’s business realignment plan and the realization of anticipated cost savings; the consequences of any inadvertent violation of the company’s Network Security Agreement with the U.S. Government; the impact of actual and potential customers’ bankruptcies on the company’s sales prospects and results of operations; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the impact on the company’s competitiveness of its technology choices; the company’s dependence on third parties for many functions; political, legal and other risks due to the company’s substantial international operations; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:

Press Contacts

Tisha Kresler
+ 1 973-937-0146
PR@globalcrossing.com

Kendra Langlie
+ 1 305-808-5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 7771-668438
EuropePR@globalcrossing.com

Analysts/Investors Contact

Laurinda Pang
+ 1 800-836-0342
glbc@globalcrossing.com

CONTACT WESTCOM CORPORATION:
Jon Jorgl
WestCom Corporation
+ 1 212-586-7500

Cynthia Artin
Artin Arts
+ 1 845-304-3790
cynthia@artinarts.com